July 18, 2000

Mr. Gary Kramer
Badger State Ethanol
12139 Howardsville Road
Lena, IL 61048

Subject: Proposal for Air Pollution Control Permit Application Badger State Ethanol, Monroe, Wisconsin
                  RMT Proposal No. 90-99854.47

Dear Mr. Kramer:

This letter presents RMT, Inc.'s (RMT) proposal to assist Badger State Ethanol with the preparation of a NR 406 Air Pollution Control Permit application for the proposed Monroe, Wisconsin, facility. This proposal has been developed in response to the meeting held on July 14, 2000.

-------------------------------------------
PROJECT OBJECTIVE

RMT's proposal has been developed to accomplish the following Badger State Ethanol objective:

- To prepare a complete NR 406, Wisconsin Administrative Code Air Pollution Control Permit application for a proposed ethanol production facility in Monroe, Wisconsin.

-------------------------------------------
SCOPE OF SERVICES

RMT will perform the following tasks:

AIR POLLUTION CONTROL PERMIT APPLICATION

- Attend a pre-application project kick-off meeting between Badger State Ethanol and its design firm to discuss proposed project.

- Attend a pre-application meeting with representatives of the Wisconsin Department of Natural Resources (WDNR), Badger State Ethanol and its design firm to discuss the project and develop an understanding of WDNR expectations regarding the permit application.

- Based upon emissions data supplied by Badger State Ethanol or one of its representatives, evaluate the regulatory implications of expected types and levels of air pollutant emissions to be generated by the proposed facility including the following potentially applicable regulations.

Mr. Gary Kramer
Badger State Ethanol
July 18, 2000
Page 2

-      NR 406 Construction Permits

-      NR 407 Operating Permits

-      NR 424 Control of Organic Compound Emissions from Process Lines

-      NR 429 Malodorous Emissions

-      NR 440 Standards of Performance for New Stationary Sources

-      NR 445 Control of Hazardous Air Pollutants

- Inform and discuss with Badger State Ethanol permitting options based upon the regulatory review.

- If necessary, conduct a NR 424 Latest Available Control Technique organic compound emissions control evaluation.

- If required by the WDNR, estimate emissions of fugitive dust from facility roadways.

- Evaluate existing odor sampling data provided by Badger State Ethanol or its representatives for applicability to the Monroe facility.

- Conduct a dispersion modeling analysis to evaluate potential impact of facility on odors in the surrounding area.

- Conduct necessary dispersion modeling analysis of criteria air pollutants in support of the facility's air pollution control permit application.

- Prepare appropriate state of Wisconsin Air Pollution Control Permit Application Forms for the proposed facility.

- Prepare a draft permit application package for review by Badger State Ethanol.

- Prepare a final permit application package for submittal to the WDNR.

- Act as a regulatory liaison during the permit review process and the public comment period.

-------------------------------------------
DELIVERABLES

RMT will provide Badger State Ethanol with the following deliverables:

- Three copies of the draft permit application package for review.

Mr. Gary Kramer
Badger State Ethanol
July 18, 2000
Page 3



- Four copies of the final permit application package.

-----------------------------
FEE PROPOSAL

RMT proposes to perform the Scope of Services on a time-and-expenses basis in accordance with the attached Schedule of Charges. The estimated total fees will be approximately $14,100. Should Badger State Ethanol request RMT to make changes in the services or to perform additional services, RMT will prepare a Change Order for Badger State Ethanol's acceptance. Additional services will also be performed in accordance with the attached Schedule of Charges.

This Proposed Fee is based on the following assumptions:

- State hazardous air pollutant issues (s. NR 445), federal MACT standards or PSD regulations will not be applicable to this project.

- Cost estimate does not include start-up assistance activities such as compliance stack testing, implementation of record keeping systems, or preparation of a malfunction prevention and abatement plan (required under s. NR 439). Separate cost estimates for these tasks can be provided when extent of required activities is better defined within written permit conditions.

- Cost estimate does not include commissioning of a new odor panel evaluation. A separate cost estimate can be provided if such an evaluation is warranted.

-----------------------------
TERMS OF CONTRACT

RMT proposes to perform the services under the terms of the enclosed Work Authorization. To accept this proposal, please sign and return one copy of the Work Authorization.

-----------------------------
SCHEDULE

RMT can begin work on the project immediately after receiving your notice to proceed. A final air pollution control permit application will be completed and ready for submittal to the WDNR by August 31, 2000.

Mr. Gary Kramer
Badger State Ethanol
July 18, 2000
Page 4


-----------------------------
HEALTH & SAFETY CONSIDERATIONS

RMT subscribes to Occupational Safety and Health Administration (OSHA)- and United States Environmental Protection Agency (USEPA)-mandated Health and Safety standards. Because of the wide range of potential exposures for our employees, RMT must make conservative judgments as to potential health risks. The services outlined in this proposal are offered on the basis of providing Level D health and safety protection (coveralls, safety shoes, hard hats, and eye protection only). If additional protection is required for RMT employees to perform these services, then RMT will advise Badger State Ethanol of the needed protection and any associated increase in compensation before proceeding with the work.

-----------------------------
PROJECT TEAM

We offer Karin Greenacre as the project manager for the proposed Scope of Services. Key members of the project team will include Dave Fox, consulting meteorologist, and Gina Rau, project engineer.

We are pleased to offer this assistance to Badger State Ethanol. Please feel free to call me at (262) 879-1212 if you have any questions.

Sincerely,

RMT, Inc.

/s/ MJS for Karin Greenacre

Karin M. Greenacre, P.E.
Project Manager

ljn

Attachments:          Work Authorization
                      General Terms and Conditions
                      Schedule of Charges

cc:        Dave Fox, RMT, Inc.
           Gina Rau, RMT, Inc.

                             WORK AUTHORIZATION FORM

RMT, Inc. ("RMT")
150 N. Patrick Boulevard, Suite 180
Brookfield, WI  53045-5854
Tel. (262) 879-1212  -  Fax (262) 879-1220

---------------------------------------------------------------------------
DATE:   July 18, 2000                              CLIENT NUMBER:  TBD

TO:     Mr. Gary Kramer
        Badger State Ethanol ("Client")
        12139 Howardsville
        Lena, IL 61048
PROJECT NAME:  Preparation of Air Pollution Control Permit Application
FACILITY LOCATION:  Monroe, Wisconsin
RMT PROPOSAL NUMBER:  90-99854.47                  RMT PROJECT NUMBER:  TBD
---------------------------------------------------------------------------

THE AGREEMENT CONSISTS OF THE FOLLOWING DOCUMENTS:

         (a)      This Work Authorization Form

         (b) Proposal for Air Pollution Control Permit Application, letter dated July 18, 2000 ("Proposal") (attached)

         (c)      Terms and Conditions
                  -  RMT General Terms and Conditions (attached)

         (d) Change orders that may be authorized at various times throughout the Project

         (e)      Schedule of Charges:  Flat Rate Schedule (attached)

SCHEDULE:
Approximate Start Date:             Immediately upon notice to proceed
Approximate Complexion Date:        August 31, 2000

BASIS FOR PAYMENT:
Flat Rate Time and Expense

                          SUMMARY OF SCOPE OF SERVICES

-------------------------------------------------------- --------------------------
                        DESCRIPTION                          ESTIMATED TASK COST
-------------------------------------------------------- --------------------------
Preparation of Air Pollution Control Permit Application            $14,100
-------------------------------------------------------- --------------------------
                           TOTAL                                   $14,100
-------------------------------------------------------- --------------------------

                               WORK AUTHORIZATION
                          PROPOSAL NUMBER: 90-99854.47

PROJECT MANAGERS:
RMT                                                  Badger State Ethanol
Karin M. Greenacre, P.E.                             Gary Kramer

THIS PROPOSAL IS VALID UNTIL AUGUST 18, 2000.

ACCEPTANCE:

Authorization for RMT to commence work included in the Proposal constitutes acceptance of this Agreement. Acceptance can be made by signing in the place provided below, by accepting or using work product within the Scope of Services, or by written or oral authorization to RMT to commence work prior to signing. Acceptance is limited to the terms stated herein, and any additional or different terms are rejected unless expressly agreed to in writing by RMT.

APPROVED AND ACCEPTED AS OF THE DATE SHOW BELOW:
RMT, INC.                                    BADGER STATE ETHANOL
/s/ MJS for Karin Greenacre                  /s/ Gary L. Kramer
----------------------------------           ----------------------------------
Signature                                    Signature


KARIN M. GREENACRE, P.E.                     GARY L. KRAMER
----------------------------------           ----------------------------------
Printed Name                                 Printed Name


PROJECT MANAGER                              PRESIDENT
----------------------------------           ----------------------------------
Title                                        Title


JULY 18, 2000                                7/22/00
----------------------------------           ----------------------------------
Date                                         Date

                          GENERAL TERMS AND CONDITIONS

                                       RMT

1.       SERVICES TO BE PERFORMED

         1.1      Generally

                  The Agreement ("Agreement") consists of the documents identified in the Work Authorization. The services to be performed by RMT are set forth in the Scope of Services ("Services") as defined in the Work Authorization Form. A project for which Services are to be performed is referred to as the "Project."

         1.2      Estimates

                  Unless the Agreement provides otherwise, the estimated costs required to complete the Services to be performed are made by RMT on the basis of its experience, qualifications, and professional judgment, but are not guaranteed. If the costs appear likely to exceed the estimate, RMT will notify Client before proceeding. If Client does not object to additional costs within at least three (3) days of notification, the increased costs are approved.

         1.3      Changes in the Scope of Services

                  If Client requests and RMT agrees to changes in the Services, RMT and Client, shall execute a written change order. Client may orally authorize changes in the Services, providing such changes are confirmed in writing.

2.       TIME FOR PERFORMANCE

         2.1      Generally

                  The schedule for performance of the Services shall be as agreed by the parties and reflected in the Agreement.

         2.2      Effect of Delay

                  If the Services to be performed by RMT are interrupted, suspended, or delayed for any reason beyond the reasonable control of RMT, the schedule of work and date for completion shall be adjusted accordingly and RMT shall be compensated for all reasonable increased costs resulting form such interruption, suspension, or delay.

3.       COMPENSATION AND PAYMENT

         3.1      Method for Compensation

                  3.1.1 Client agrees that time is of the essence as to payment of RMT's invoices, and that timely payment is a material consideration for this Agreement.

                  3.1.2 Payment for services rendered hereunder shall be on a time and expense basis in accordance with RMT's Schedule of Charges current when the Services are performed, unless otherwise specified in the Agreement. All charges are net of any applicable taxes (except income and payroll taxes). Any additional costs due to such applicable taxes shall be charged to Client.

                  3.1.3 Invoices will be submitted monthly by RMT, and shall be due and payable thirty (30) calendar days after the invoice date. These payment terms are subject to RMT credit approval and may be changed by RMT upon changes in Client's credit status.

                  3.1.4 Client shall pay an additional charges of one (1) percent per month, or the maximum percentage allowed by law, whichever is lower, of the overdue amount for any payment received by RMT more than thirty (30) calendar days from the date of the invoice, excepting any portion of the invoiced amount in dispute and resolved in favor of Client.

                  3.1.5 If any amount is not paid within thirty (30) calendar days after the date of the invoice, RMT shall have the right, after giving seven (7) days written notice, to suspend all Services on the project until all accounts (including charges and accrued interest) have been paid. If any overdue amount is not paid within forty-five (45) calendar days after the date of the invoice, RMT shall have the right to terminate this Agreement. Any attorney fees, court costs, collection fees, or other costs incurred in collecting any delinquent amounts shall be paid by Client.

         3.2      Dispute Support Services

                  Client will pay RMT in accordance with RMT's then current Schedule of Charges for dispute support services for any RMT employee who appears, testifies, or performs any services in connection with any court, administrative, arbitral, or other legal proceeding arising out of work related to this Agreement. This includes work and expenses incurred responding to subpoenas and other discovery procedures related to RMT's Services whether initiated by Client, Client's adversary, or third parties. This does not apply to proceedings against RMT alleging negligence, breach of professional standards, or breach of contract by RMT, unless RMT is otherwise entitled to reimbursement under this Agreement.

4.       RMT RESPONSIBILITIES

         4.1      Standard of Care

                  4.1.1 RMT will perform the Services in a manner consistent with the level of care and skill ordinarily exercised by members of the profession currently practicing in the same locality under similar conditions.

                  4.1.2 RMT makes no other representation, express or implied, and no warranty is included or intended in any report, opinion, or document regarding the results to be achieved upon completion of this Agreement.

         4.2      Cooperation with Client

                  RMT will advise Client of the status of the Project and will make reasonable efforts to coordinate its activities with Client, and to accommodate other activities of Client at the Project site. RMT shall designate an authorized representative to be available for consultation, assistance, and coordination of activities.

         4.3      Safety

                  RMT is responsible for the safety on site of its own employees. This provision shall not be construed to relieve Client or any of its officers, directors, employees, agents, vendors, or contractors from their responsibility for maintaining a safe worksite. Neither the professional services of RMT, nor the presence of RMT's employees or subcontractors shall be construed to imply RMT has any responsibility for any activities on site performed by personnel other than RMT's employees or subcontractors.

         4.4      Responsibility for Uncompleted Services

                  If any of the Services are eliminated, or if RMT is not retained to perform subsequent phases, RMT's responsibility shall extend only to the Services it completes.

5.       CLIENT RESPONSIBILITIES

         5.1      Information

                  Client shall provide all pertinent, available information regarding its requirements, objectives, and criteria for the Project, including, but not limited to, surveys, studies, available descriptive information regarding historical use and existing environmental conditions, investigations, compliance and enforcement actions, records concerning the subject matter of the Project, and communications with governmental regulatory agencies relating to the Project.

         5.2      Cooperation with RMT

                  Client will cooperate with RMT, so that the Project can be completed in a timely, efficient, and cost-effective manner. Client shall designate an authorized representative familiar with the Project who shall be available to RMT and who shall have the authority to make all decisions necessary for RMT to perform its Services. Client shall also identify others who may have information pertinent to the Project, and who may be contacted or consulted by RMT. Client will provide RMT access to the Project site, except that Client may impose reasonable rules and restrictions to prevent avoidable interference with other activities on the Project site and to promote safety and security.

         5.3      Utilities

                  Unless otherwise required by law or set forth in this Agreement, Client shall be responsible for accurately locating, horizontally and vertically, and prominently marking any buried or concealed pipes, tanks, cables, utilities, or other manmade obstructions that may affect or may be affected by RMT's Services. RMT may rely on such locations and markings in planning and performing intrusive Services, such as drilling or excavating.

6.       PERMITS, CERTIFICATIONS, AND OTHER APPROVALS

         6.1      Responsibility

                  RMT shall be responsible for obtaining and maintaining all permits, and other approvals required to be in RMT's name.

7.       CONFIDENTIALITY

         7.1      Nondisclosure

                  7.1.1 For the purpose of this provision, confidential information shall be proprietary business information or trade secrets designated in writing to be confidential.

                  7.1.2 RMT and Client shall maintain as confidential any confidential information provided by the other party, as defined in 7.1.1 This provision shall not apply to information that

                           1. is already known to the recipient as shown by written records in its possession at the time such information is received;

                           2. is already part of the public domain at the time of disclosure, or subsequently becomes part of the public domain through no fault of the recipient;

                           3. becomes available to the recipient from a third party who is not under obligation to the recipient with respect thereto; or

                           4. is independently developed by an employee or consultant of the recipient who had no knowledge of or access to the information.

                  7.1.3 Each party may disclose confidential information if the confidential information

                           1.       is required to be disclosed by law,
                                    subpoena, order of a court or governmental regulatory agency, or other legal process provided that the disclosing party gives the other party reasonable notice and opportunity to challenge the requirement to disclose;

                           2. is disclosed to a party's contractor, subcontractor, consultant, agent, or employee who has signed a nondisclosure agreement;

                           3. is disclosed to a third party who has signed a nondisclosure agreement, but only if both RMT and Client agree to such disclosure;

                           4. is disclosed to avoid a risk of imminent harm to persons, property, or the environment; or

                           5. is disclosed to protect either party from criminal or civil liability under applicable law.

         7.2      Use of Project Information

                  Client agrees that RMT may use Client's name and a general description of the Project as a reference for other prospective clients.

8.       OWNERSHIP OF DOCUMENTS AND MATERIALS

         8.1      Documents

                  8.1.1 Original survey data, field notes, maps, computations, studies, reports, drawings, specifications, and other documents generated by RMT are instruments of Service and shall remain the property of RMT. RMT shall provide a copy of those deliverables specified in the Services.

                  8.1.2 Any documents generated by RMT are for the exclusive use of Client and any use by third parties or use beyond the intended purpose of the document, shall be at the sole risk of Client, unless otherwise agreed upon by RMT in writing. To the fullest extent permitted by law, Client shall indemnify, defend, and hold harmless RMT, its subcontractors, consultants, officers, directors, employees, and agents for any loss or damage arising out of the unauthorized use of such documents.

         8.2      Samples and Other Materials

                  8.2.1 All materials at or removed from the Project site, including, but not limited to, samples, soil, drill cuttings, excavation spoils, and solid, liquid, or hazardous wastes, shall remain the property of Client at all times. Client recognizes and agrees that RMT is acting as a bailee and at no time assumes title to said materials or samples.

                  8.2.2 Client shall indemnify and hold harmless RMT and its subcontractors, consultants, agents, officers, directors, and employees from and against any and all liability which arises out of the treatment, storage, transport, or disposal of hazardous materials.

         8.3      Investigative, Remedial, and Treatment Technologies

                  Any investigative, remedial, treatment, or other environmental or pollution control process, technology, or method used by RMT in performing the Services, or that arise out of, or are developed or improved during the course of, the Services, shall remain the property of RMT. RMT retains the exclusive right to patent or copyright any technology-related concept or document arising out of the Services that may be patentable or copyrightable.

9.       ALLOCATION OF RISK

         RMT and Client acknowledge that, prior to the start of this Agreement, RMT has not generated, handled, stored, treated, transported, disposed of, or in any way whatsoever taken responsibility for any toxic or hazardous substance or other material found, identified, or as yet unknown at the Project premises. RMT and Client further acknowledge and understand that the evaluation, management, and other actions involving toxic or hazardous substances that may be undertaken as part of the Services to be performed by RMT, including subsurface excavation or sampling, entails uncertainty and risk of injury or damage. RMT and Client further acknowledge and understand that RMT has not been retained to serve as an insurer of the safety of the Project to the Client, third parties, or the public.

         Client acknowledges that the discovery of certain conditions and/or taking of preventative measures relative to these conditions may result in a reduction of the property's value. Accordingly, Client waives any claim against RMT and agrees to indemnify, defend, and hold harmless RMT and its subcontractors, consultants, agents, officers, directors, and employees from any claim or liability for injury or loss allegedly arising from procedures associated with environmental site assessment
         (ESA) activities or the discovery of actual or suspected hazardous materials or conditions.

         Client releases RMT from any claim for damages resulting from or arising out of any pre-existing environmental conditions at the site where the work is being performed which was not directly or indirectly caused by and did not result from, in whole or in part, any act or omission of RMT or subcontractor, their representatives, agents, employees, and invitees.

         If, while performing the Services set forth in any Scope of Services, pollutants are discovered that pose unanticipated or extraordinary risks, it is hereby agreed that the Scope of Services, schedule, and costs will be reconsidered and that this Agreement shall immediately become subject to renegotiation or termination. Client further agrees that such discovery of unanticipated hazardous risks may require RMT to take immediate measures to protect health and safety or report such discovery as may be required by law or regulation. RMT shall promptly notify Client upon discovery of such risks. Client, however, hereby authorizes RMT to take all measures RMT believes necessary to protect RMT and Client personnel and the public. Furthermore, Client agrees to compensate RMT for any additional costs associated with such measures.

         RMT and Client agree that the apportionment of the risk of loss and other limitations set forth in the Allocation of Risk provisions of this Agreement are essential terms of this Agreement and a condition of RMT's willingness to perform the Services.

10.      INSURANCE

         RMT agrees to purchase and maintain at its own expense worker's compensation insurance, employer liability insurance, general liability insurance, professional liability insurance, and automobile liability insurance. Certificates of insurance shall be provided to Client upon request in writing. RMT agrees to purchase additional insurance as requested by the Client (presuming such insurance is available) provided the premiums for such additional insurance are reimbursed by the Client.

11.      INDEMNIFICATION

         11.1 RMT agrees to indemnify, defend, and hold harmless Client and its agents, officers, directors, and employees from and against those claims, suits, damages, or losses incurred by Client, to the extent that such damages or losses are directly caused by the negligent acts or willful misconduct of RMT or its agents, officers, directors, or employees. This Agreement to indemnify, defend, and hold harmless shall not extend to any suits, claims, damages, or losses caused by the acts, omissions, or conduct of Client or any other person.

         11.2 Client agrees to indemnify, defend, and hold harmless RMT and its subcontractors, consultants, agents, officers, directors, and employees from and against all claims, suits, damages, and losses, including, but not limited to, those claims, suits, damages, or losses arising out of, relating to, or based upon the following: (1) the acts, omissions, or other conduct of Client; (2) the acts, omissions or other conduct of persons other than Client or RMT or RMT's subcontractors; (3) the actual or threatened dispersal, discharge, escape, release, or saturation of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids, gases, or any other materials, irritants, contaminants, or pollutants in or into the atmosphere or on, onto, upon, in, or into the surface or subsurface of soil, water or water course, objects, or any tangible or intangible matter, abated or not; or (4) RMT's status as a generator, storer, treater, arranger, transporter, operator, or disposal facility as defined in any federal, state, or local statute, regulation, or rule governing treatment, storage, transporter, and/or disposal of hazardous materials, except to the extent that such damage or loss is directly caused by the negligent acts or willful misconduct of RMT or its agents, officers, directors, or employees.

12.      LIMITATION OF LIABILITY

         12.1 To the fullest extent permitted by law, RMT's total liability under this Agreement shall not exceed the greater of

                           1. RMT's charges for the Services under this Agreement; or

                           2.       Fifty thousand dollars ($50,000).

         12.2 Neither party to this Agreement shall be liable to the other party for any special, indirect, punitive, or consequential damages.

13.      TERMINATION

         This Agreement may be terminated by either party upon ten (10) days written notice for (1) failure of the other party to substantially perform its responsibilities under this Agreement, (2) substantial violation of any provision of this Agreement, or (3) discovery of conditions that differ materially from those ordinarily found to exist in, or generally recognized as inherent in, the work contemplated to be performed under this Agreement. In the event of termination, RMT shall be paid on a time and expenses basis at RMT's standard rates for services performed prior to the termination notice date plus reasonable termination expenses, including the cost of completing analyses, records, and reports necessary to document job status at the time of termination. RMT shall also be reimbursed for reasonable costs associated with untimely demobilization and reassignment of personnel and equipment.

14.      DISPUTE RESOLUTION

         14.1     Mediation

                  Except where provisional or temporary remedies are sought, no action may be commenced concerning any claim arising out of or connected with this Agreement or the Services unless it has first been submitted to non-binding mediation at the written request of either party. Such requests shall include the grounds of the dispute and the nature of the relief sought. The mediator shall be appointed under the auspices of the Lex Mundi College of Mediators.

                  Where provisional or temporary remedies are sought, the parties shall engage in mediation before a Lex Mundi mediator within ninety (90) days after institution of such suit. The prevailing party in the court action shall be entitled to recover its dispute resolution expenses, including, but not limited to, reasonable attorney's fees, costs, expenses, and damages incurred in connection with any dispute arising out of this Agreement. RMT shall have the right to suspend all or a portion of the Services during the pendency of any dispute regarding compensation for Services.

         14.2     Limitations on Actions

                  No claim may be asserted by either party against the other party unless an action on the claim is commenced within two
                  (2) years after the date of RMT's final invoice to Client.

15.      MISCELLANEOUS

         15.1     Third Parties

                  15.1.1 This Agreement shall be binding on RMT and Client, and their successors, trustees, legal representatives, and assigns. Neither party shall assign or transfer any rights, responsibilities, or interest in this Agreement without the written consent of the other party and any attempt to do so without such consent shall be void.

                  15.1.2 Nothing in this section shall prevent RMT from employing any subcontractor or consultant to assist in the performance of Services under this Agreement.

                  15.1.3 All duties, responsibilities, rights, and interests created by this Agreement are for the sole and exclusive benefit of RMT and Client, and not for the benefit of any third party.

         15.2     Notices

                  Any written notice required or authorized to be given may be personally delivered, or sent by courier service or facsimile to the authorized representative designated under this Agreement.

         15.3     Survival of Sections

                  Provisions 3, 4, 7, 8, 9, 11, 12, 14, and 16 of this Agreement shall survive completion of performance or termination under this Agreement.

         15.4     Substance Abuse

                  RMT has a vital interest in maintaining a safe, healthful, and efficient working environment for our employees, customers, suppliers, contractors, subcontractors, vendors, visitors, and the general public. The presence of illegal or improperly used drugs or other mood-altering substances is unacceptable. RMT strictly prohibits using, possessing, manufacturing, selling, transporting, distributing, storing, concealing, or dispensing of any controlled or illegal substances, as defined by federal or state law, other than pursuant to a valid prescription, while on the premises of RMT (including parking lots), while conducting RMT business (including travel), or during RMT-sponsored activities. Client is hereby notified that all Client's employees will be required to abide by this policy whenever on RMT's premises and agree that such employees are subject to a search, testing, or removal from the project in accordance with RMT's substance abuse policy.

16.      INTERPRETATION

         16.1     Severability

                  If any provision of this Agreement is determined to be void or unenforceable by a court, all remaining provisions shall continue to be valid and enforceable. The court shall reform or replace any void or unenforceable provision with a valid and enforceable provision that comes as close as possible to expressing the intention of the void or unenforceable provision.

         16.2     Governing Law

                  This Agreement shall be governed by the laws of the State of Wisconsin.

         16.3     Paragraph Headings

                  The paragraph headings in these General Terms and Conditions are included solely for convenient reference, and shall not define, limit, or affect the construction or interpretation of this Agreement.

         16.4     Waiver

                  Failure or delay by either party to insist on the strict performance of any covenant, term, provision or condition hereunder, or to exercise any option herein contained, or to pursue any claim or right arising hereform, will not constitute or be construed as a waiver of such covenant, term, provision, condition, option, claim, or right. Any waiver by either party will not constitute or be construed a continuing waiver of any subsequent default.

         16.5     Whole Agreement

                  The Agreement, including these General Terms and Conditions, constitutes the complete and final contract between RMT and Client. This contract supersedes all prior or contemporaneous agreements, communications, representations, undertakings, or understandings between the parties, whether oral or written, including but not limited to, purchase orders relating to the Project, except as expressly incorporated into this Agreement. Modifications to this Agreement shall not be binding unless made in writing and signed by authorized representatives of RMT and Client.

                  16.5.1 If Client's Purchase Order form or acknowledgment or similar form is issued to identify the Agreement, authorize work, open accounts for invoicing, provide notices, or document change orders, the preprinted terms and conditions of said Purchase Order shall be void and of no effect.

                  16.5.2 To the extent that they are inconsistent or contradictory, the express provisions of these General Terms and Conditions shall take precedence over all other documents, except amendments expressly revising these General Terms and Conditions.

                  16.5.3 Any term and/or condition set forth in a change order executed after the date of this Agreement that is inconsistent with or contradictory to this Agreement shall take precedence over the inconsistent or contradictory term in this Agreement.

                         SCHEDULE OF CHARGES - FLAT RATE
                       JANUARY 1, 2000 - DECEMBER 31, 2000

HOURLY PERSONNEL CHARGES *
Senior Consultant................................................          $159
Consultant, Project, and Technical Management....................           132
Senior Project Technical.........................................           123
Project Technical II.............................................           102
Project Technical I..............................................            93
Staff Technical II...............................................            77
Staff Technical I................................................            67
Senior Technician, Designer......................................            77
Technician II....................................................            62
Technician I.....................................................            57
Field/O&M Technician.............................................            46
Senior Project Administration....................................            57
Administration...................................................            46

*    Personnel include direct and contract employees

DISPUTE RESOLUTION SUPPORT: Services in support of disputes (arbitration, litigation, etc.) involving client's information or interests, such as responding to discovery requests and subpoenas, are chargeable at the above rates.

Testimony rates (court, deposition, or hearing time) are 1.75 times the above rates, with a minimum of 4 hours per day.


OTHER CHARGES
Equipment Use..............................................................   Std. Rate Sheet
Prints: Blueline, per square foot..........................................          0.15
Color Copies/sheet.........................................................          1.50
Reproduction, per sheet....................................................          0.15
Communication/Shipping Charge: includes telephone, fax,                      2.9% of personnel
         CADD, postage, high-speed internet access, and courier services...       charges
Vehicles:       Car, per mile..............................................          0.40
                Field vehicle..............................................      50.00/day
                                                                              plus .035/mile

Outside services, equipment, and facilities not furnished directly by RMT, Inc., will be billed at cost plus 15%, and may include, but are not limited to, the following:

 Aerial photography and mapping          Bonds required by project or client
 Meals and lodging                       Sample shipment
 Laboratory testing                      Special fees, permits, insurance, etc.
 Printing and photographic reproduction  Subcontractors to RMT, Inc.
 Rental of equipment and vehicles        Supplies
 Sample disposal                         Transportation on public carriers

Payment: Net thirty (30) days. Thereafter, one percent (1%) interest per month on the unpaid balance will be charged.